                       Dated this 4th day of April, 1997

                                    Between

                             PENTIUMATICS SDN. BHD.

                                      And

                             SYARIKAT PEMBINA MAJU



     *********************************************************************
                             CONSTRUCTION AGREEMENT

     *********************************************************************



                    M/S W.K. YAP, LOO & CO.
                    No. 47, 1st Floor,
                    Jalap Pasar,
                    34000 Taiping,
                    Perak.



File Ref: YWK/MISC 61/97

                             CONSTRUCTION AGREEMENT

An Agreement made on the 4th day of April, 1997

                                    Between

PENTIUMATICS SDN. BHD. (Company No. 388059-W), a company incorporated in Malaysia under the Companying Agr. 1965 and having its registered [illegible] Taijung Bunhah, 11200 Penan [illegible] the one part

                                      And

SYARIKAT PEMBINA MAJU (Business Registration No. IP0001072-U), a firm registered under the Business Registration Act, 1956 and having its principal place of business at No. 3, Jalan Medan Taiping 5, Medan Taiping, 34000 Taiping, Perak (hereinafter referred to as "the Contractor") of the other part.

WHEREAS:

(a) The Owner has purchased all that piece and parcel of leasehold industrial land held under Pajakan Negeri 4501 Lot No. 8206, Mukim Asam Kumbang, Daerah Larut & Matang, Negeri Perak with an area of approximately 224,524 square feet together with the factory building(s) erected thereon (hereinafter referred to as "the said Factory").

(b) The Owner is desirous of engaging the Contractor to carry out repair and renovation works on the said Factory more particularly described in the Schedule annexed herewith (hereinafter referred to as "the Construction Works") and the Contractor has agreed to undertake the Construction works thereof subject to the terms and conditions hereinafter appearing.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.   CONSIDERATION
     -------------

     In consideration of the above premises and the sum of Ringgit Malaysia One Million and Two Hundred Thousand (RM1,200,000.00) only (hereinafter referred to as "the Construction Cost") to be paid by the Owner to the Contractor progressively in accordance with the Schedule annexed herewith, the Owner hereby appoint the Contractor to carry out the Construction Works and the Contractor hereby agree to undertake the Construction Works thereof upon the terms and conditions hereinafter appearing.

2.   TIME OF COMPLETION
     ------------------

     The Construction Works to be performed under this Contract shall be commenced within Fourteen (14) days from the date hereof and substantially completed within Three (3) months from the date of commencement thereof. In the event that the Owner is applying for a loan from any licensed financial institution to facilitate the whole or part of the Construction Cost thereof, then the date of commencement of work shall be within Fourteen (14) days form the receipt of the loan approval.

3.   COMPENSATION [illegible]
     -------------

     The Contractor hereby agrees to compensate the Owner by way of agreed liquidated damages to be calculated from day to day [illegible] of Ten per centum (10%) per annum on the Construction Cost for the period occupied beyond the specified time for the completion of the said Factory.

4.   EXECUTION OF CONSTRUCTION WORKS
     -------------------------------

4.1 Subject to and in accordance with the terms and provisions of this Agreement the Contractor shall diligently promptly and in accordance with the specifications as agreed between the parties hereto construct and complete the repair and renovation of the said Factory within the stipulated time or any extension thereof as may be granted by the Owner and in connection therewith the Contractor shall provide and furnish all materials, apparatus, appliances, equipment, fixtures, tools, implements and all other facilities as required in connection therewith the Construction Works on the said Factory.

4.2 The Contractor covenants that all the work shall be done in a good and workmanlike manner.

5.   PAYMENT
     -------

     The Contractor shall be entitled to claim progressive payments form the Owner from time to time by instalments upon the completion of the stages of works in accordance with the Schedule.

6.   FORCE MAJEURE
     -------------

     The Contractor shall not be liable for any delay or for any consequence of any delay in the carrying out the Construction Works on the said Factory if such delay shall be due to fire strike flood accident or any act of God or as consequence of war or of hostilities (whether war be declared or not) or to any other cause whatsoever beyond the Contractor's reasonable control. If such delay occurs then (unless the cause thereof shall frustrate or render impossible the performance of this contract or shall otherwise discharge the same) the Contractor's period for performing its obligation under Clause 2 above shall be extended by such period as the Contractor may reasonably require to complete the performance.

7.   INTEREST ON LATE PAYMENT
     ------------------------

     Without prejudice to the Contractor's right to cease work upon default of payment by the Owner in accordance with Clause 5 above read together with the Schedule herein, if any of the instalments set out in the Schedule hereto shall remain unpaid by the Owner at the expiration of Fourteen (14) days from the date of the Contractor's notification of claim on progressive payment, interest on such unpaid instalment(s) shall commence immediately thereafter and be payable by the

Owner, such interest to be calculated at the rate of ten per centum (10%) per annum from the due date until the date of full payment thereof.

8.   TIME
     ----

     Time wherever stipulated herein shall be the essence of this Agreement.

9.   SUCCESSORS BOUND
     ----------------

     This Agreement shall be binding upon the heirs, personal representatives, executors, successors in title and assigns of the parties hereto.

10.  NOTICES
     -------

     Any notice required to be sent hereinafter shall be in writing and may be sent by prepaid Registered Post addressed to the party to be served and the same shall be deemed to have been properly served Seven (7) days after due posting thereof.

11.  COST
     ----

11.1 The cost for and incidental to the preparation of this Agreement including the stamp duty thereof shall be borne by the Owner absolutely.

11.2 Each party shall bear their respective solicitors fees.

12.  DEFINITIONS & INTERPRETATION
     ----------------------------

12.1 Words importing the masculine gender shall be deemed to include the feminine and neuter genders and vice versa.

12.2 Words importing the singular number shall include the plural and vice versa.

12.3 The headings are inserted for convenience of reference only and shall not affect the construction or interpretation of the provisions of this Agreement.

     IN WITNESS WHEREOF the parties have hereunder set their hands and seal the day and year first above written.

The Common Seal of            )
PENTIUMATICS SDN. BHD.        )
is affixed hereto in          )
presents of:                  )


      ...............................        ............................
                  Director                              Director



SIGNED and DELIVERED by the   )
above named Contractor in the )
presence of:                  )
                                          SYARIKAT PEMBINA MAJU
                                                 Manager

        YAP WAI KHEONG
     Advocate & Solicitor
          Taiping



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